EXHIBIT 99.1
Acquisition of North Dakota Williston Basin Properties
Table of Contents

Page
Report of Independent Auditors	1
Statements of Revenues and Direct Operating Expenses of the Williston Properties for the nine months ended September 30, 2021 (audited) and for the six months ended December 31, 2021 (unaudited).	2
Notes to Statements of Revenues and Direct Operating Expenses	2
Supplemental Oil and Gas Reserve Information (unaudited)	4

Report of Independent Auditors

The Board of Directors and Stockholders
Evolution Petroleum Corporation

Report on the Financial Statement
We have audited the accompanying statement of revenues and direct operating expenses of certain oil and gas properties of Foundation Energy Fund VII-A, L.P. and Foundation Energy Management, LLC acquired by Evolution Petroleum Corporation (the “Williston Properties”) for the nine-months ended September 30, 2021 and the related notes to the financial statement (the “financial statement”).

Management’s Responsibility for the Financial Statement
Evolution Petroleum Corporation’s management is responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statement referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Williston Properties of Foundation Energy Fund VII-A, L.P. and Foundation Energy Management, LLC acquired by Evolution Petroleum Corporation for the nine-months ended September 30, 2021 in conformity with accounting principles generally accepted in the United States of America using the basis of presentation described in Note 1.

Emphasis of Matter
As described in Note 1, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Williston Properties. Our opinion is not modified with respect to this matter.

/s/ Moss Adams LLP

Houston, Texas
March 30, 2022

Williston Properties
Statements of Revenues and Direct Operating Expenses

	Nine Months Ended	(Unaudited) Six Months Ended
	September 30, 2021	December 31, 2021
Oil, natural gas liquids and natural gas revenues	$8,691,234	$6,487,677
Direct operating expenses	4,002,330	2,381,016
Oil, natural gas liquids and natural gas revenues less direct operating expenses	$4,688,904	$4,106,661

See Notes to Statements of Revenues and Direct Operating Expenses

Williston Properties
Notes to Statements of Revenues and Direct Operating Expenses

1.	Basis of Presentation
The accompanying Statements of Revenues and Direct Operating Expenses represent the non-operated interests in the revenue and direct operating expenses of oil and natural gas producing properties in the Williston Basin in North Dakota (the “Williston Properties”) acquired by Evolution Petroleum Corporation (the “Company”), from Foundation Energy Fund VII-A, LP and Foundation Energy Management, LLC (collectively "FEM" or the "Seller") on January 14, 2022 for $25.9 million, net of preliminary purchase price adjustments, and subject to final purchase price adjustments. The accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Williston Properties, as further discussed below.

The Statements of Revenues and Direct Operating Expenses have been derived from FEM’s historical financial records and prepared on the accrual basis of accounting. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. During the periods presented, the acquired Williston Properties were not accounted for or operated as a separate subsidiary or division by FEM. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Williston Properties, including but not limited to depreciation, depletion and amortization, impairments, accretion of asset retirement obligations, general and administrative expenses, interest expense and federal and state income taxes. These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Williston Properties on a go forward basis for the reasons discussed herein. Historically, these costs were not separately allocated to the working interests of the Williston Properties in the accounting records of FEM. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not necessarily be indicative of the historical performance of the Williston Properties had they been the Company’s properties, due to the differing size, structure, operations and accounting policies of FEM as compared to the Company. Furthermore, no balance sheet has been presented for the Williston Properties because the acquired properties were not accounted for or operated as a separate subsidiary or division by FEM and complete financial statements are not available, nor has information about the Williston Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Williston Properties are presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The accompanying Statement of Revenues and Direct Operating Expenses for the six months ended December 31, 2021 is unaudited and has been prepared on the same basis as the Statement of Revenues and Direct Operating Expenses for the

nine months ended September 30, 2021 and, in the opinion of management, reflects all adjustments necessary to fairly state the Williston Properties’ excess of revenue over direct operating expenses for the six months ended December 31, 2021.

2.	Summary of Significant Accounting Policies
Use of Estimates

The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of FEM. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition

Oil, natural gas liquids and natural gas sales - Historically, revenue is paid by the operator of the properties. FEM is the current operator of the properties and EPM has purchased a non-operated working interest in the Williston Properties. As EPM is a non-operator, the Company presently does not take production in-kind and does not negotiate contracts with customers. The Company recognizes oil, natural gas liquids ("NGL"), and natural gas production revenue at the point in time when custody and title (control) of the product transfers to the customer. Transfer of control related to oil production occurs prior to the fees and other deductions, and as such, these fees are recorded as a reduction to the oil production revenue. Under most of the natural gas processing contracts related to the Williston Properties, natural gas is delivered to a midstream processing entity at the inlet of the midstream processing entity’s system. The midstream processing entity gathers and processes the natural gas and delivers residue gas and plant products to the operator at specified delivery points. In these scenarios, an evaluation is made as to whether the seller is a principal or an agent in the transaction. For those contracts, revenue is recognized on a gross basis, with transportation, gathering, processing and compression fees presented as an expense in the statements of revenues and direct operating expenses.

Through the marketing process, production is delivered to the ultimate third-party purchaser at a contractually agreed-upon delivery point and a specified index price is received from the purchaser. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the index price received from the purchaser. For the nine months ended September 30, 2021, oil, NGL and natural gas revenues derived from the Williston Properties were approximately $8.0 million, $0.5 million and $0.2 million, respectively. For the six months ended December 31, 2021, oil, NGL and natural gas revenues derived from the Williston Properties were approximately $5.9 million, $0.4 million and $0.2 million, respectively.

Transaction price allocated to remaining performance obligations - For product sales that have a contract term greater than one year, the practical expedient in ASC 606-10-50-14(a) is utilized which eliminates the requirement to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these sales contracts, each unit of product generally represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Oil, NGL and natural gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when control has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. There were no significant imbalances with other revenue interest owners during the nine months ended September 30, 2021 and the six months ended December 31, 2021.

Concentration of Credit Risk - Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company is a non-operator and the operator of the asset is the key counterparty. Any asset related credit risks are managed through various provisions of joint operating agreements dealing with counterparty default and delays in payments.

The Williston Properties have exposure to credit risk in the event of nonpayment of oil and natural gas receivables by the joint interest operator (FEM) of its properties and purchasers of produced quantities of oil, natural gas liquids and natural gas. The following table presents purchasers FEM has historically sold its production with that accounted for 10% or more of the Williston Properties total revenue in at least one of the periods presented:

	Nine Months Ended September 30, 2021	Six Months Ended December 31, 2021

Marathon Oil Co.	67%	72%
Eighty-Eight Oil LLC	17%	15%

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses associated with the non-operated interests in the Williston Properties. Direct operating expenses include lease operating expenses and production taxes. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses, compression expenses, and gathering and transportation expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

3.	Contingencies
The activities of the Williston Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Williston Properties.

4.	Subsequent Events
The Company has evaluated subsequent events through March 30, 2022, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

5.    Supplemental Oil and Gas Reserve Information — Unaudited

The following tables summarize the net ownership interest in the proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Williston Properties at September 30, 2021. The proved oil and natural gas reserve estimates and other components of the Standardized Measure were prepared by the Company’s reserve engineers, in accordance with the authoritative guidance of the Financial Accounting Standards Board and the Securities and Exchange Commission. All of the oil and natural gas producing activities related to the Williston Properties were conducted within the continental United States.

The estimated net proved reserves and related future net revenues and Standardized Measure for the Williston Properties were determined using index prices for oil and natural gas, and were held constant throughout the life of the Williston Properties. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were $57.64/Bbl for oil and $2.94/MMBtu for natural gas for the nine months ended September 30, 2021. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Estimated Quantities of Proved Oil and Natural Gas Reserves

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

The following table sets forth the estimated net proved developed oil and natural gas reserves related to the Williston Properties at September 30, 2021.

	Oil (Bbl)	Gas (Mcf)	NGLs (Bbl)	BOE
2021
Proved reserves
Net proved reserves at January 1, 2021	1,008,100	677,575	157,945	1,278,974
Revisions of previous estimates	656,952	612,635	150,860	909,918
Extensions, discoveries and other additions	—	—	—	—
Production	(133,557)	(68,295)	(16,430)	(161,370)
Net proved reserves at September 30, 2021	1,531,495	1,221,915	292,375	2,027,522
Proved developed reserves, September 30, 2021	1,531,495	1,221,915	292,375	2,027,522
Proved undeveloped reserves, September 30, 2021	—	—	—	—

During the periods presented, revisions of previous estimates were primarily attributable to changes in commodity prices. There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The above reserve data represents estimates only, which are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil or natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Williston Properties’ proved reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from proved reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated proved reserves. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

The following table sets forth the Standardized Measure of discounted future net cash flows related to the Williston Properties’ estimated net oil and natural gas reserves at September 30, 2021.

At September 30,
2021
Future cash inflows	$87,995,180
Future production costs and severance taxes	(50,410,505)
Future development costs	(5,447,700)
Future income tax expenses	(3,569,087)
Future net cash flows	28,567,888
10% annual discount for estimating timing of cash flows	(9,586,514)
Standardized Measure of discounted future net cash flows	$18,981,374

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Williston Properties for the period presented:

Net proved reserves at January 1, 2021	$5,469,140
Net changes in sales prices and production costs related to future production	10,189,330
Changes in estimated future development costs	—
Sales of oil and natural gas produced during the period, net of production costs	(4,382,232)
Net change due to extensions, discoveries, and improved recovery	—
Purchases of reserves in place	—
Sales of reserves in place	—
Net change due to revisions in quantity estimates	11,355,142
Development cost incurred during the period	—
Net change in discounted income taxes	(2,597,136)
Accretion of discount	546,914
Net changes in timing of production and other	(1,599,784)
Net proved reserves at September 30, 2021	$18,981,374